Exhibit 99.1

OmniLit Acquisition Corp. (Nasdaq: OLIT) Evaluates Optics and Photonics Merger Opportunities

OmniLit Acquisition Corp. Signs Letter of Intent

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OmniLit Acquisition Corp.

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OmniLit Acquisition Corp (NASDAQ:OLIT)

MIAMI BEACH, FLORIDA, USA, December 19, 2022/EINPresswire.com/ — OmniLit Acquisition Corp. (“OLIT”) a publicly traded optics and photonics focused special purpose acquisition company, signed a letter of intent for a business combination with an affiliate company (the “Target”) that seeks to become a publicly listed company with an estimated Enterprise Value in the range outlined in OLIT’s IPO prospectus. Signing of a definitive agreement is contingent upon review by a Special Committee of independent directors.

The Target is an advanced manufacturer of optics and photonics components and sub-systems with a strategy to continue to acquire and invest in unique high operating margin optics and photonics companies in a vast opportunity set within a highly fragmented market.

“The upside of having a vertically-integrated optics and photonics manufacturing operation for mission-critical applications is that it tends to generally be recession-resistant and has stable earnings due to the counter-cyclicality of end-markets, as currently seen in across defense, biomedical, and consumer” said Robert Nelson II, CFO of OLIT. “We also believe the Target, along with its acquisitions, will see gains through tailwinds emerging from increasing global conflict, intelligent automation, and ubiquitous data.”

Skylar Jacobs, OLIT COO, said, “OLIT believes that an investment in an optics and photonics platform presents a compelling opportunity to ultimately participate in several end-markets with estimated size in billions of dollars. The use of optics and photonics will ultimately enable future technologies ranging from DNA editing, terabit communication, extended reality, quantum computing, and directed energy.”

About OmniLit Acquisition Corp.

OmniLit Acquisition Corp. (OLIT) is a blank check company concentrated on identifying high quality businesses with optics and photonics capabilities for a business combination.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to OLIT’s search for an initial business combination and the anticipated use of net proceeds. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of OLIT, including those set forth in the Risk Factors section of OLIT’s registration statement and prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. OLIT undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

This press release may contain financial information about the OLIT merger. Neither OLIT’s independent auditors, nor the independent registered public accounting firm of OLIT, audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this press release, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this press release. Any projections here are forward-looking statements and should not be relied upon as being necessarily indicative of future results. The projected financial information contained in this press release constitutes forward-looking information. The assumptions and estimates underlying such projected financial information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive, and other risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. There can be no assurance that the prospective results are indicative of future performance of OLIT or that actual results will not differ materially from the results presented in the prospective financial information contained in this press release. Actual results may differ materially from the results contemplated by the projected financial information contained in this press release. The inclusion of such information in this press release should not be regarded as a representation by any person that the results reflected in such projections will be achieved.

Skylar Jacobs

OmniLit Acquisition Corp.

info@omnilitac.com